EXHIBITS 5.1 AND 23.2

                                MIRMAN LAW OFFICE
                            attorneys and counselors
                        18 west 21st Street, Fifth Floor
                               New York, NY 10010

                            Telephone: 1-212-542-0540

                                                     November 23, 2009

RE: REGISTRATION STATEMENT ON FORM S-1 OF KIDS GERM DEFENSE CORP.

Ladies and Gentlemen:

      We have been engaged by Kids Germ Defense Corp., a Florida corporation, in connection with its registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission and relating to the registration of 3,000,000 shares of Common Stock, par value $.0001 (hereinafter, the "registerable securities"). This opinion is being furnished at the request of the corporation and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended. This opinion opines on the legality of the securities under Florida law, the state wherein Registrant is incorporated.

      In order to provide this opinion, we have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

   * The Amended and Restated Articles of Incorporation ("Articles of Incorporation") and the Bylaws as presently in effect ("Bylaws") of the company, filed as exhibits 3.1.1 and 3.2, respectively, to the Registration Statement;

   * Records of the corporate proceedings taken to date with respect to the authorization and issuance of the registerable securities;

   * The Registration Statement and the exhibits attached thereto solely as they pertain to the registerable securities;

   * Applicable provisions of the statutes of the State of Florida, the corporate laws of the State of Florida, all applicable provisions of Florida Constitution and reported and published judicial and administrative interpretations thereof, and;

   * Such other documents and matters of law as we have deemed necessary for the expression of this opinion.

      In all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, Photostat, or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records, and instruments.

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      Based upon and subject to the foregoing, we are of the opinion that the registerable securities, when issued in accordance with their terms and upon receipt by the Company of the agreed upon consideration therefor, will be legally issued under Florida law, fully paid and non-assessable.

      This opinion opines upon Florida law, including the statutory provisions, all applicable provisions of the Florida Constitution, and reported judicial decisions interpreting those laws.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement, provided that such consent shall not constitute an admission that we are an "Expert" within the meaning of the Securities Act of 1933, as amended.

                                        Sincerely,

                                        /s/ Daniel Mirman
                                        Daniel Mirman
                                        Mirman Law Office

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